Exhibit 23.1

     MOORE & ASSOCIATES, CHARTERED
       ACCOUNTANTS AND ADVISORS
          PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the statement on Form 10K of Caddystats, Inc., of our report dated October 3, 2008 on our audit of the financial statements of Caddystats, Inc. as of August 31, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2008, 2007 and inception on June 5, 2006 through August 31, 2008, and the reference to us under the caption "Experts."









/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
Moore & Associates Chartered
Las Vegas, Nevada
October 8, 2008












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